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                                                                    EXHIBIT 10.2

                       (1) BRITISH TELECOMMUNICATIONS PLC

                       (2) COUNTRY MUSIC TELEVISION, INC.




              -----------------------------------------------------
                                 CONTRACT FOR A

                            SPACE SEGMENT SERVICE ON

                        THE EUTELSAT HOTBIRD 3 SATELLITE

              -----------------------------------------------------



















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                                    CONTENTS




1.       Definitions and Interpretation
2.       Provision of the Service
3.       Uplink Antenna and Uplink Signals
4.       Renewal of this Contract
5.       The Charge for the Service
6.       Unavailability of the Service
7.       Alternative Facilities
8.       Credits
9.       Information
10.      Termination by the Customer
11.      Termination by BT
12.      Effect of Termination
13.      Suspension by BT
14.      Use and Assignment
15.      Force Majeure
16.      Limitation of Liability
17.      Indemnity
18.      Notices
19.      Confidentiality
20.      Variations and Amendments
21.      No Partnership
22.      Severability
23.      Waiver
24.      Entire Agreement
25.      Law
26.      Security

SCHEDULES

Schedule 1: Customer and Contract Details

Schedule 2: The Facilities

            Annex 1: Widebeam Transmit Service Area
            Annex 2: Widebeam Transmit Service Area (map)
            Annex 3: Superbeam Transmit Service Area
            Annex 4: Superbeam Transmit Service Area (map)
            Annex 5: Satellite Receive Service Area
            Annex 6 : Satellite Receive Service Area (map)
            Annex 7: Area of the Earth Visible from the Satellite (map)
            Annex 8: Indicative Steerable Spot beam Transmit Service Area (map)



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Schedule 3: Compliance with Procedures

Schedule 4: Operational Procedures

Schedule 5: Services Permissable by Space Segment Operator

Schedule 6: Space Segment Operator Termination Policy

Exhibit I:  Hot Bird 3 Characteristics



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         THIS CONTRACT is made April 25, 1995

         BETWEEN

         (1) BRITISH TELECOMMUNICATIONS public limited company whose registered office is at BT Centre, 81 Newgate Street, London, EC1A 7AJ, registered in England No 1800000 ("BT")

         AND

         (2)      COUNTRY MUSIC TELEVISION, INC., a Tennessee corporation No.84
                  - 0922527 of at 2806 Opryland Drive Nashville, TN 37214, USA ("the Customer").

         INTRODUCTION

         A The Customer is in the business of transmitting a television service and requires facilities to enable it to transmit the service by means of satellite to various receive points; and

         B BT has agreed to provide the Service (defined below) to the Customer on the terms and conditions of this Contract.

         IT IS AGREED AS FOLLOWS:

         1.       Definitions and Interpretation

         1.1 In this Contract, unless otherwise specifically provided or required by the context, the following expressions will have the following meanings:

                  CHARGE                   the charge set out in Clause 5;

                  CONTRACT the Clauses of the Contract together with the Schedules set out on the contents page above;

                  DEPOSIT                  means the payment of US$300,000 set
                                           out in Clause 5.8;

                  THE DUE DATE             (a)  for the first month the
                                                Operational Service Date;
                                                and
                                           (b)  for each succeeding month during
                                                the Contract. the first day in
                                                the month;

                  EXPIRY DATE              the date set out in Schedule 1 when
                                           the Contract expires;

                  FACILITIES               capacity in the Satellite and
                                           described in Schedule 2;

                  FORCE MAJEURE            is defined in Clause 15;



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                  LICENCE                  any licence granted, or having effect
                                           as if granted, to BT under the
                                           Telecommunications Act 1984 or any
                                           replacement of that Act, including
                                           any amendment to such licence;

                  OPERATIONAL SERVICE      the date set out in Schedule 1 on
                                           which the Service

                  DATE OR OSD              commences;

                  RENEWAL PERIOD           The period (set out in Schedule 1)
                                           during which negotiations for renewal
                                           of the Contract in accordance with
                                           Clause 4 may take place;

                  SATELLITE                the satellite referred to in
                                           Schedule 1;

                  SERVICE                  the provision by BT of the
                                           Facilities;

                  SPACE SEGMENT OPERATOR   the owner, operator and maintainer of
                                           the Facilities who is named in
                                           Schedule 1;

                  TELEVISION SERVICE       the television programmes comprising
                                           video and associated audio channels
                                           (and teletext with associated utility
                                           data channels if appropriate)
                                           conveyed by the Uplink Signals;

                  TERMINATION DATE         the date that termination is
                                           effective;

                  TERMINATION PAYMENT      is the payment for early termination
                                           as described in Clause 12;

                  TRANSMISSION PERIOD      the hours set out in Schedule I
                                           during which the Facilities are
                                           available for transmission of the
                                           Television Service;

                  TRANSMISSION PLAN        a technical description agreed
                                           between the Customer and BT and
                                           submitted by BT for approval by the
                                           Space Segment Operator detailing the
                                           usage and technical parameters of all
                                           Uplink Signals to be transmitted via
                                           the Facilities;


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                  UNAVAILABILITY           is defined in Clause 6;

                  UPLINK ANTENNA           capacity in a transmitting earth
                                           terminal used by the Customer to send
                                           the Uplink Signals to the Satellite;

                  UPLINK SIGNALS           electronically generated carriers
                                           transmitted from the Uplink Antenna
                                           to the Facilities and in accordance
                                           with Schedule 3 as amended from time
                                           to time; and

                  YEAR any 12 months starting on the Operational Service Date or any anniversary of the Operational Service Date.


         1.2 Words in the singular include the plural and vice versa. Clause headings are for the purpose of guidance only and will not affect the construction or interpretation of this Contract.

         2.       Provision of Service

         2.1 BT will provide the Service to the Customer in accordance with the Transmission Plan during each Transmission Period from the Operational Service Date to the Expiry Date on the basis set out in this Clause 2.


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         2.2      The Customer shall be responsible for providing the Television
                  Service and shall arrange for its transmission by means of Uplink Signals by an Uplink Antenna to the Satellite.

         2.3      The Customer must ensure that the Uplink Signals comply with
                  Schedule 3, 50 that they do not cause any damage, loss or interference to the Facilities or to other services using the Facilities.

         2.4 BT will provide, and the Customer must use, the Facilities in accordance with the operating procedures and policy of the Space Segment Operator. Such policy may be amended from time to time and includes (amongst other matters) policy on Permitted Use as shown in Schedule 5.

         2.5 At BT's request, the Customer will provide information to enable BT to compile the Transmission Plan. BT will submit the Transmission Plan to the Space Segment Operator and will use its reasonable endeavours to obtain the Space Segment Operator's approval. The Customer will (if requested by BT) assist BT in obtaining that approval.

         2.6 The Customer will keep BT informed of the hours during the transmission Period during which the Television Service is actually being transmitted and of any changes to these times.


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         2.7      The Customer will be responsible for the content of the
                  Television Service, even if the Customer is not the creator of the material comprised in the Television Service.

         2.8 The Customer is responsible for obtaining all necessary consents from relevant authorities in, and must observe the applicable laws of any country where the Television Service is to be transmitted or received.

         2.9      When using the Service the Customer must:

                  2.9.1 comply, in the UK, with any applicable obligations under the Broadcasting Act 1990 and the Independent Television Commission Code of Practice (including any successor legislation or code) and with any other appropriate laws and regulations in any other country; and



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                  2.9.2    in addition not use, or permit any other person to
                           use, the Service contrary to any applicable mandatory rules or guidelines or for sending any message or communication which is offensive, abusive or of an indecent obscene or menacing character in violation of Clause 2.9.1 above.

         2.10 Use of the Service in contravention of Clauses 2.8 or 2.9 is a breach of contract by the Customer. If in BT's reasonable opinion BT is potentially exposed to civil or criminal liability, or other type of action likely to be taken by any competent regulatory authority, BT may suspend the Service under Clause 13. Without prejudice to Clause 13.1.3, BT and the Customer shall enter into consultation with a view to remedying the breach which gives rise to BT's right to suspend Service so that suspension of the Service is a last resort.

         2.11 This Contract is subject to the continuing right of BT and the Space Segment Operator to provide the Service. If at any time such right is withdrawn or terminated by any competent authority then this Contract will terminate automatically upon the expiry of three months from the date of withdrawal or termination, unless:

                  2.11.1 alternative facilities can be obtained within that period under Clause 7; or

                  2.11.2   the Contract has already been terminated; or

                  2.11.3 the foregoing notwithstanding BT shall make reasonable efforts to maintain or defend its rights to maintain the Service as contemplated herein.

         2.12 If the OSD does not occur on or before the 1st January 1998 then the Customer may terminate this Contract upon thirty days written notice to BT.

         2.13     Notwithstanding the provisions contained herein, the terms of
                  Exhibit I are attached hereto and incorporated by reference herein.

         3.       Uplink Antenna and Uplink Signals

         3.1 The Customer agrees to comply with the Space Segment Operator's operating procedures and rules applying from time to time, and in particular agrees that the Uplink Signals shall comply with the Transmission Plan approved by the Space Segment Operator.

         3.2 The Customer may transmit the Uplink Signals to the Satellite from anywhere within the Satellite Receive Service Area as illustrated in Annex 5 provided that:

                  3.2.1 any Uplink Antenna is approved by and registered with the Space Segment Operator and operated in accordance with the parameters in Schedule 2; and

                  3.2.2 the Customer agrees to indemnify BT against any actions, proceedings, claims or demands for loss or damages brought or threatened against BT by a third party which is in any way connected with the Customer's use of an Uplink Antenna not provided by BT


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4.       Renewal of this Contract

         4.1 Before the start of the Renewal Period, the Customer may give written notice to BT requesting the renewal of this Contract. BT will grant a renewal, on terms and conditions to be negotiated, if:

         4.1.1 this Contract has not been terminated with effect from the Expiry Date or earlier; and

         4.1.2 BT is able to contract for the facilities or other suitable space segment facilities from the Space Segment Operator (which BT will use reasonable endeavours to obtain).

         4.2 BT reserves the right not to re-negotiate under Clause 4.1 if the Customer is in breach of this Contract.

         4.3 If BT does not receive notice under Clause 4.1 BT is not restricted or precluded from using the Facilities for any purpose after the Expiry Date, nor from negotiating with any other potential customer for the Facilities during the Renewal Period.

         4.4 If the Customer does give notice to BT under Clause 4.1 above but the parties are unable to reach agreement before the end of the Renewal Period on any new terms, conditions and charges, then after the Renewal Period (or sooner if the parties agree that they are unable to reach agreement) BT may offer to provide (for commencement of service after the Expiry
                  Date) services via the Facilities to any third party.

         5.       The Char~e for the Service

         5.1 The Customer agrees to pay BT's annual Charge for the provision of the Service for the duration of this Contract. The Charge for the Service is stated in Schedule 1.

         5.2 The Customer will pay the Charge in advance on the Due Date by the method, and into the account at the bank, stated in
                  Schedule 1. Payments will be in equal monthly instalments except for the first and last payments which will be calculated on a pro-rata basis by BT.

         5.3 If BT does not receive any payment of the Charge in full, or any agreed installment, (together with payment of VAT or other taxes as appropriate) within 30 days of the Due Date for payment, BT may charge interest upon the sum outstanding from the Due Date at 4 per cent per annum above the base lending rate of Midland Bank P.C..

                  Interest will accrue on a daily basis, will be compounded on a monthly basis and will be computed on the basis of actual days and of a 365 day year. The foregoing notwithstanding, Customer shall not be liable for interest or other taxes or penalties related to Customer's withholding of payment due to the performance of BT hereunder. Such withholding by the Customer shall be only in good faith and only for adjustment reasonably due.

         5.4 The Charge and any other sums payable are exclusive of United Kingdom Value Added Tax and other local taxes or value added taxes. Invoices payable under this Contract are subject to the addition of VAT or other taxes where appropriate.


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         5.5      The Customer will pay the Charge (less any credits calculated by BT under Clause 9.2) and any other sums payable under the Contract without set off, counter claim or other deductions. Any sum falling due on a day which is not a business day will be payable on the immediately preceding business day. For the purposes of this Clause, a business day is any day which is a legal business day in London.

         5.6 BT will issue invoices to the Customer but the Customer's obligation to pay will not depend on prior receipt of an invoice.

         5.7 The Customer will remain liable for all Charges due or to become due for Service provided during any period in which the Customer fails to comply with any provision of this Contract.

         5.8 Upon signature of the Contract, the Customer agrees to pay BT the Deposit of US$300,000. The Deposit will be off-set against the initial monthly payments of the Charge payable to BT.

         6.       Unavailabilitv of the Service

         6.1 The Service will be regarded as Unavailable during the Transmission Period in the following circumstances:

         6.1.1 failure of the Facilities or their degradation below the parameters set out in Schedule 2; or

         6.1.2 if the Service cannot be provided because of an event of Force Majeure; and "Unavailable" and "Unavailability" will be construed accordingly.

         6.2 Any loss of Service caused by the act or omission of, or a request by, the Customer its employees, agents or contractors will not be counted as Unavailability.

         6.3      The Service will not be Unavailable:

                  6.3.1 during any periods when the Customer is unable to access the Satellite due to failure or fault in the Uplink Antenna;

                  6.3.2 during any period when the Customer fails to generate the Uplink Signals; or

                  6.3.3    while suspended under Clause 13.

         6.4      Periods of Unavailability will be recorded in accordance with
                  Schedule 4. Such periods will be measured from the time such Unavailability is reported to BT (and confirmed by BT's operations staff) or such other time (if earlier) when the Unavailability becomes known to BT. Unavailability will continue until the time the Service is restored to the standard specified in Schedule 2 or as otherwise agreed in writing between the parties.


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         7.       Alternative Facilities

         7.1      If the Service has been Unavailable during a Transmission
                  Period for:

                  7.1.1    a continuous period of 8 hours; or

                  7.1.2 sooner if in BT's reasonable judgement the Unavailability is unlikely to be remedied within that period,

                  BT will consult with the Customer and use reasonable endeavours to identify alternative facilities.

         7.2 After written approval from the Customer of any identified alternative facilities, BT will make the alternative facilities available to the Customer while the Service is Unavailable. The Customer shall continue to pay the Charge while the alternative facilities are provided.

         7.3 BT will bear the cost of providing the alternative facilities up to the daily amount stated in Schedule I and the Customer will bear the rest of the costs in addition to the Charge.

         8.       Credits

         8.1 Subject to Clause 8.3, the Customer will receive credit calculated as provided in Schedule I for any continuous periods of Unavailability lasting one minute or more.

         8.2 The calculation of credit under in Clause 8.1 above will be carried out for each calendar month of this Contract. BT will allow an appropriate credit to the Customer in the next but one monthly invoice and the Customer will pay the invoice for that month's portion of the Charge reduced by the amount of the credit. Where any credit becomes due to the Customer for the penultimate or the last month of the term of this Contract BT will pay to the Customer an amount equal to such credit on or before the last day of the month immediately following that last month.

         8.3 For the avoidance of doubt credit will not be given under this Clause 8 for:

                  8.3.1 periods of Unavailability while alternative facilities are being provided to the Customer;

                  8.3.2 periods when Service is not being provided due directly or indirectly to the act or omission OF, or request by, the Customer or any of its employees, agents or contractors;

                  8.3.3 periods when Service is not being provided due to sun outage or adverse weather conditions; or

                  8.3.4 periods during which the Service is suspended pursuant to Clause 13 of this Contract.



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         8.4      Allowance of credits by BT under this Contract shall be in full and final settlement of any claim resulting from any period of Unavailability.

         9.       Information

         9.1 BT will, as far as is practical, keep the Customer informed of:

                  9.1.1 the plans, practices and policies of the Space Segment Operator to the extent that they may adversely affect the provision of the Service; and

                  9.1.2 any changes in the operating characteristics of the Satellite to the extent that such changes adversely affect the provision of the Service.

         9.2 By the fifteenth day of each calendar month, for the duration of this Contract, BT will deliver to the Customer a summary of any periods of Unavailability occurring during the immediately preceding month. Such summary will include the times and duration of such periods and will describe the reason for such Unavailability.

         9.3 The obligations of BT under this Clause 9 relate only to such information as is in BT's possession (or which BT can reasonably obtain) and which BT can reveal without being in breach of any duty to a third party. The Customer will comply with all BT's reasonable requirements which it notifies to the Customer for protecting the confidentiality of such information.

         10.      Termination by the Customer

         10.1 The Customer may terminate this Contract before the Expiry Date for Unavailability of the Facilities, immediately by written notice to BT:

                  10.1.1 after the Service has been Unavailable for a single continuous period of 30 days or sooner if BT is able to secure more advantageous provisions relating to unavailability of the Facilities from the Space Segment Operator: or

                  10.1.2 sooner when it is agreed by both parties that the Unavailability will continue for longer than 30 days from the day it started and alternative facilities will not be provided within that 30 day period.

         10.2 The Customer may terminate this Contract or renegotiate its terms and conditions before the Expiry Date for intermittent Unavailability of the Facilities, by 30 days prior written notice to BT if there have been 20 or more periods of Unavailability of at least 15 minutes duration between the hours of 18.00 CET and 01:00 CET ("Interruptions") in any 90 day period or less if BT is able to secure more advantageous provisions relating to such Interruptions from the Space Segment Operator.

         For the purposes of this clause any number of Interruptions that occur in any one 7 hour period between 18.00 CET and 01.00 CET shall count as one Interruption only.


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         Interruptions relate to the technical performance of the Facilities only and external causes are excluded.

         Periods where the parties have agreed on alternative facilities meeting the Customer's requirements and those alternative facilities are provided through the Space Segment Operator under Clause 7 then such periods will not be counted for the purposes of this Clause 10.1. if BT offers other alternative facilities under a separate agreement these can be accepted by the Customer without prejudice to the Customer's right to terminate this Contract in accordance with Clause 10.1.

         10.3 The Customer may terminate this Contract before the Expiry Date by written notice to BT if BT commits a substantial breach of this Contract (other than matters provided for in lO.l and 10.2):

                  10.3.1 if the breach of Contract is capable of remedy, and BT fails to remedy the breach within 30 days after receipt of written notice to do so; or

                  10.3.2   if it is not possible to remedy the breach.

         10.4 The Customer may terminate this Contract before the Expiry Date by written notice to BT if BT is the subject of a bankruptcy order or becomes insolvent or makes any arrangement or composition with or assignment for the benefit of its creditors or goes into liquidation, either voluntary (otherwise than for reconstruction or amalgamation) or compulsory, or if a receiver or administrator is appointed over its assets.

         10.5 The Customer shall be entitled to terminate this Contract prior to the Expiry Date subject to giving BT 12 months prior written notice and payment of the Termination Payment calculated in accordance with Schedule 6. For the avoidance of doubt, where the Customer exercises this right of termination, then the element of the Termination Payment described in section 1(i) of Schedule 6 shall be payable within 30 days of delivery of the notice of termination to BT and the Charge for the Service during the 12 month notice period shall be increased to the total amount calculated in accordance with section 1 (ii) of Schedule 6 and shall be paid in accordance with Clause 5 of this Contract.

         11.      Termination by BT

         11.1 BT may immediately terminate this Contract by written notice to the Customer if the Space Segment Operator gives written notification to BT that the Facilities have become permanently unavailable. Upon such termination BT will advise the Customer of the availability, if any, of alternative facilities and will use reasonable endeavours to arrange for the provision of alternative facilities on terms to be agreed.

         11.2 BT may (without prejudice to any other right or remedy) without notice summarily terminate this Contract if BT does not receive any payment and interest due on it within 30 days of the Due Date and the Customer fails to remedy failure to pay within 30 days of receipt of written notice requiring it to do so.


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         11.3     BT may terminate this Contract before the Expiry Date by
                  written notice to the Customer if the Customer commits a substantial breach of this Contract (other than matters provided for in Clause 11.2):

                  11.3.1 if the breach of Contract is capable of remedy, and the Customer fails to remedy the breach within 30 days after receipt of written notice to do so; or

                  11.3.2   if it is not possible to remedy the breach.

         11.4 BT may terminate this Contract before the Expiry Date by written notice to the Customer if the Customer is the subject of a bankruptcy order or becomes insolvent or makes any arrangement or composition with or assignment for the benefit of its creditors or goes into liquidation, either voluntary (otherwise than for reconstruction or amalgamation) or compulsory, or if a receiver or administrator is appointed over its assets.

         12.      Effect of Termination

         12.1 Termination or expiry of this Contract will be without prejudice to the rights and liabilities of either BT or the Customer which may accrue on or up to the Termination Date.

         12.2 In addition where BT terminates this Contract under Clause 11 (excluding 11.1) or where the Customer purports to terminate before the Expiry Date (other than under Clause 10), the Customer shall pay an early termination payment ("the Termination Payment") calculated in accordance with Schedule 6.

         12.3 The Customer must pay the Termination Payment to BT within 30 days of either:

                  12.3.1   the Termination Date; or

                  12.3.2 if later, the date on which the Customer receives from BT written notice of the amount of the Termination Payment.

                  Interest calculated in accordance with Clause 5.3 may also be charged upon payments of the Termination Payment which are not made by the Customer within the timescales set out above.

         12.4 Where after termination of this Contract and payment by the Customer of the Termination Payment BT secures another Customer or Customers (which BT shall use reasonable endeavours to do) for the service using the Facilities for the 12 month period immediately following the date of such termination, BT shall pay to the Customer an equivalent amount to all such monies as BT receives thereunder in respect of such services during the 12 month period up to an amount equal to the element of the Termination Payment applying for that 12 month period less all reasonable costs incurred by BT in effecting such use of the Facilities.



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         12.5     Where the Termination Payment calculated in accordance with
                  Schedule 6 is greater than the sum that would otherwise be payable in respect of the unexpired term of the Contract at the Termination Date, then the Termination Payment shall be an amount equivalent to all such sums that would be payable in respect of the period of the Contract from the Termination Date to the Expiry Date.

                  At the Customer's election, the Customer may pay the Termination Payment described in this Clause 12.5 either:

                  (i) within 30 days of the later of the Termination Date and the date on which BT provides written notice of the amount of the Termination Payment;

                           or:

                  (ii) monthly 100% of the Charges payable under this Contract from the Termination Date to the Expiry Date.

         12.6 Where the Customer pays the Termination Payment in accordance with Clause 12.5(i) the Termination Payment shall be discounted by the Interbank rate quoted by Barclays Bank P.C. London at 11.00am on the last business day of the preceding month for the three month time deposits in the Euro-Currency market applying to ECUs calculated for the period between the Termination Date and the Expiry Date.

         12.7 Where after termination of this Contract and payment by the Customer of the Termination Payment as described in Clause
                  12.5 above BT secures another Customer or Customers (which BT shall use reasonable endeavours to do) for the service using the Facilities for the balance of the period between the Termination Date and the Expiry Date, BT shall pay to the Customer an equivalent amount to all such monies as BT receives thereunder in respect of such services during that period up to an amount equal to the Termination Payment less all reasonable costs incurred by BT in effecting such use of the Facilities.

         13.      Suspension by BT

         13.1 BT may (without prejudice to any other right or remedy) suspend the Service:

                  13.1.1 by seven days written notice if BT does not receive any payment within 30 days of the Due Date together with any interest due;

                  13.1.2 immediately by written notice if the Customer commits a substantial breach of this Contract; or

                  13.1.3 immediately by written notice if any of the events which are grounds for suspension under Clause 2.10 occurs.

                  Suspension will continue until the grounds for suspension are removed to BT's reasonable satisfaction or BT terminates the Contract.


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         13.2     The Customer remains liable to pay the Charges for any period of suspension except where pursuant to Clause 13.1.3.

         14.      Use and Assignment

         14.1 The Customer may assign any rights or obligations under the Contract only with the prior written consent of BT (such consent not to be unreasonably withheld). A change in the ownership or control of the Customer or its business or of a substantial part of the Customer's assets will also constitute an assignment.

         14.2 If the Customer wishes to permit a third party to use part of the Service then the Customer must notify BT in advance of that party's name and the proposed extent of their use of the Service. The Customer remains responsible under the Contract for the use of the Service and will ensure that the third party is aware of and complies with the provisions of the Contract. Notification to BT does not imply any approval by BT of the third party or its proposed usage nor does it prejudice any of the Customer's obligations or BT's rights under the Contract.

         15.      Force Majeure

         15.1 If either BT or the Customer is unable to perform any obligation under this Contract because of a matter beyond its reasonable control such as lightning, flood, exceptionally severe weather, fire, explosion, war, civil disorder, industrial disputes (whether or not involving their employees), sun outage, satellite or launch failure or acts of local or central Government or other competent authorities it will have no liability to the other party.

         15.2 In addition BT will not be liable for any breach of this Contract directly or indirectly occasioned by or resulting from:

                  15.2.1   compliance with the Licence; or

                  15.2.2 regulatory action taken by any relevant regulatory authority not brought about by the acts or omissions of BT under this Contract

         15.3 A party affected by Force Majeure must promptly give written notice to the other party:

                  15.3.1   on commencement; and

                  15.3.2   on cessation of the Force Majeure event.

16.      Limitation of Liability

16.1 BT's duty in performing any obligation under this contract is only to exercise the reasonable skill and care of a competent telecommunications service provider.

16.2 BT accepts liability under this Contract only to the extent state&in the Contract.

16.3 BT does not exclude or restrict its liability for death or personal injury resulting from BT's negligence.

16.4 BT's liability to the Customer in contract, tort (including negligence) or otherwise in relation to this Contract is limited to (pound)1 million for any one incident or series of related incidents and to (pound)2 million for all incidents in any period of 12 months.

16.5 BT is not liable to the Customer, either in contract, tort (including negligence) or otherwise for loss (whether direct or indirect) of profits, business or anticipated savings, or for any indirect or consequential loss or damage whatever.

16.6 Each provision of this Clause 16 limiting or excluding liability operates separately. If any part is held unreasonable or inapplicable the other parts shall continue to apply.


17.      Indemnity

17.1 Subject to Clause 16, each party ("the First Party") shall indemnify the other against any actions, proceedings, claims or demands for loss or damages including death or personal injury in any way connected with this Contract brought or threatened against the other by a third party arising out of or caused by the negligence or willful misconduct of the First Party, its employees or agents.

17.2 Without prejudice to the generality of Clause 17.1 the Customer must indemnify BT in the event of:

         17.2.1 actual or alleged libel, slander, invasion of privacy or infringement of copyright;

         17.2.2 actual or alleged infringement of intellectual property rights arising from use of the Service with facilities or services, apparatus or systems not provided by BT for use with the Service;

         17.2.3 use of the Service contrary to the provisions of this Contract;

         17.2.4 claims relating to the quality or contents of the Television Service;

         17.2.5 claims relating to any actual or alleged failure, not caused by BT, to meet an obligation to any person to transmit the Television Service; or

         17.2.6 any actions, proceedings, claims or demands connected with the Service which are brought or threatened against due to BT acting in accordance with the instructions of the Customer.

17.3 BT will promptly notify the Customer of any claim to which the indemnity in this Clause 17 relates and will:

         17.3.1 make no admission without the Customer's consent;

         17.3.2 allow the Customer to conduct any proceedings or settle any claims in each case at the expense of the Customer and must do so at BT's written request; and

         17.3.3 give to the Customer at the cost and expense of the Customer reasonable assistance in connection with such proceedings.

 18. Notices

     18.1 Notices given under this Contract will be in writing and will be sent to the address of the Customer and BT as specified below.

            If to Customer:

            David Hall
            President
            Country Music Television, Inc.
            2806 Opryland Drive
            Nashville, TN 37214
            Telephone: 1-615-871-6951
            Fax: 1-615-871-7608

            With copies to:

            Mary Healy
            Director of International Operations
            Country Music Television, Inc.
            2806 Opryland Drive
            Nashville, TN 37214
            Telephone: 1-615-871-6988
            Fax: 1-615-871-6944

            David Macaione, Esq.
            Corporate Legal Services
            Gaylord Entertainment
            2806 Opryland Drive
            Nashville, TN 37214
            Telephone: 1-615-871-7994
            Fax: 1-615-871-5875

            If to BT:

            Group Business Manager
            BT Broadcast Services
            2nd Floor
            125 Shaftesbury Avenue
            London
            WC2H 8BE
            Fax:  0171 406 6028

     18.2 All notices will be delivered by hand or sent by telex, facsimile or, in the United Kingdom, by registered post or by recorded delivery, and outside of the United Kingdom by registered airmail letter. All notices will be deemed to have been received when delivered by hand or on the date on which they would be received in the normal course of posting (if posted) or when the proper answerback code or confirmation is received by the sender if sent by telex or facsimile.


19.  Confidentiality

     19.1 BT and the Customer will keep in confidence any information of a confidential nature obtained under this Contract and will not divulge it to any person (other than their employees who need to know the information and subject to their employer making them fully aware of and causing them to comply with the provisions of this Clause) without the consent of the other party.

     19.2   Clause 19.1 will not apply to:

            19.2.1 information in the public domain otherwise than in breach of this Contract;

            19.2.2 information in the possession of the receiving party prior to its disclosure to them under the terms of this Contract;

            19.2.3 information obtained from a third party who is free to divulge it;

            19.2.4 information which is independently developed by the receiving party without any breach of confidentiality under this Contract or otherwise; or

            19.2.5 the disclosure of information as required by a court of law or other competent authority.

20.    Variations and Amendments

     20.1 No variation, amendment or change to this Contract will be effective unless contained in a document agreed by the parties and signed by their authorized representatives.

     20.2 If the Customer wishes BT to modify the Service it must notify BT in writing. If the proposed modification is acceptable to BT
            (such acceptance not to be unreasonably withheld) the parties will negotiate the applicable terms and conditions in good faith.

21.  No Partnership

            Nothing in this Contract will give rise to any partnership between BT and the Customer.

22.  Severability

            Any part of this Contract which is determined illegal or invalid will not affect the legality or validity of the remainder.

23.  Waiver

            If BT delays in acting upon a breach of Contract by the Customer that delay will not be regarded as a waiver of that breach. If BT waives a breach of the Contract by the Customer, that waiver is limited to the particular breach.

24.  Entire Agreement

            This Contract governs the provision of the Service to the Customer to the exclusion of all other written or verbal representations, statements, understandings, negotiations, proposals or agreements.

            In the event of conflict between the clauses of this Contract and the Schedules, the Clauses will prevail.

25.  Proper Law and Jurisdiction

            This Contract will be governed and construed in accordance with English law and the parties agree to submit to the exclusive jurisdiction of the English Courts.

26.  Security

             26.1 Notwithstanding any other provision of this Contract, the performance by BT of this Contract is conditional upon the Customer delivering to BT the Security referred to in
                     Schedule I. The Customer must procure delivery of the Security to BT on or before signature of this Contract.

             26.2 The Security must be in a form acceptable to BT and must be maintained to provide continuing direct obligation to BT by the issuer of the Security of the amounts as specified in
                     Schedule I.

AS WITNESS THESE AGREEMENTS THE DULY AUTHORIZED REPRESENTATIVES OF THE PARTIES HAVE SIGNED THIS CONTRACT ON THE DAY AND YEAR STATED ON PAGE 3 ABOVE.


             SIGNED FOR AND ON BEHALF OF THE COUNTRY MUSIC TELEVISION, INC.


             SIGNATURE
             DAVID HALL, PRESIDENT



             SIGNED FOR AND ON BEHALF OF BT SIGNATURE


             NAME AND TITLE

                                   SCHEDULE 1
                          CUSTOMER AND CONTRACT DETAILS

     A.  SERVICE DEFINITION

         CHARGE 3.366 MECU for each 12 months from the OSD or anniversary of the OSD, excluding VAT

         EXPIRY DATE          12 years after OSD

         FACILITIES           capacity in transponder [TBA] on the Eutelsat II
                              "Hotbird 3" Satellite

         OSD 1st March 1997 or, subject to Clause 2.12, other date announced by Eutelsat.

         RENEWAL PERIOD       39 months before the Expiry Date.

         SATELLITE            Hotbird 3

         SPACE SEGMENT
         OPERATOR             Eutelsat

         TRANSMISSION PERIOD  24 hours per day

         UNAVAILABILITY CALCULATION

                                             ACS
                                                                     x QPF
                                  No. of hours/minutes of
                               Service contracted for that year
                                      where:

                                      ACS  is the applicable Charge for the
                                           Service payable under this Contract;
                                           and
                                      QPF  is the duration of the qualifying
                                           period of failure in minutes.

                          CONTRACT SPECIFIC INFORMATION


                          ADDRESS FOR NOTICES  Group Business Manager
                          to BT                BT Broadcast Services
                                               Room 2021
                                               125 Shaftesbury Avenue
                                               London WC2 H8BE
                                               Tel: +44 171 406 8941
                                               Fax: +44 171 406 6028

                          ADDRESS FOR NOTICES



                                               David Hall
                                               President
                                               Country Music Television, Inc.
                                               2806 Opryland Drive
                                               Nashville, TN 37214
                                               Tel: +1 615 871 6951
                                               Fax: +1 615 871 7608

                                               With copies to:

                                               Mary Healy
                                               Director of International
                                               Operations
                                               Country Music Television, Inc.
                                               2806 Opryland Drive
                                               Nashville, TN 37214
                                               Tel: +1 615 871 6988
                                               Fax: +1 615 871 6944

                                               David Macaione, Esq.
                                               Corporate Legal Services
                                               Gaylord Entertainment
                                               2806 Opryland Drive
                                               Nashville, TN 37214
                                               Tel: +1 615 871 7994
                                               Fax: +1 615 871 5875


   ALTERNATIVE FACILITIES                      9,222 ECU per day
   SUM TO BE BORNE BY BT                       (Total payable = 9,222ECU x total
                                               days when alternative facilities
                                               provided)

   BT BANK DETAILS AND
   PAYMENT METHODS                             Payments made in foreign currency
                                               or from bank accounts outside the
                                               UK shall be made by Telegraphic
                                               transfer (SWIFT) to: National
                                               Westminster

                                               Batik, 41 Lothbury, London, EC2,
                                               Sort Code: 60-00-00, Account No.
                                               310-02-02510251.

  CUSTOMER SERVICE NUMBER                      TBA

  SECURITY                                     In a format acceptable to BT and
                                               to the values set out in
                                               Schedule 6.

                                   SCHEDULE 6

                         TERMINATION PAYMENT CALCULATION


            1. Subject to paragraph 2 below the Termination Payment for the Customer terminating this Contract after the Operational Service Date shall be calculated as follows:


                (i) the difference between the sums in (a) and (b) below, reactualised at 12%

                     (a) the total sums payable by BT to Eutelsat in respect of BT's lease for the Facilities for the period from the OSD to the date of termination ("the Assumed Lease Charge"); and

                     (b) the sum which would have been payable by BT to Butelsat for a lease term for the Facilities commencing on the OSD and ending 12 months after the date of termination of the Contract ("the Resultant Lease Char~e);

                 ADDED TO

                (ii) the Charge for one Year of Service plus an amount being the difference between the Assumed Lease Charge pro-rata for one Year and the Resultant Lease Charge pro-rata for one Year.

            2 The above method of calculation has been arrived at as a result of Eutelsat's current policy with regard to early termination of Hot Bird I leases. Eutelsat have yet to confirm the policy that will apply for early termination of Hot Bird 3 leases. If Eutelsat change their policy then BT shall have the right to change the above method of calculation.


            EXAMPLES OF TERMINATION PAYMENTS DUE AFTER THE OSD CALCULATED IN ACCORDANCE WITH PARAGRAPH 1 ABOVE ARE SHOWN BELOW FOR ILLUSTRATIVE PURPOSES ONLY. THE TERMINATION PAYMENT WILL BE FORMALLY ADVISED TO THE CUSTOMER BY BT AT THE TIME OF TERMINATION.

Termination at
Year end:
Element for 1.(i) above
Element for 1. (ii) above
Total Termination Payment

           Year 2             2,550,000 ECU         4,486,000 ECU      7,036,000
      ECU
           Year 4             4,619,000 ECU         4,266,000 ECU      8,885,000
      ECU
           Year 6             5,927,000 ECU         4,046,000 ECU

9,973,000 Ecu All payments are exclusive of UK VAT.